UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

Datadog, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39051	27-2825503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 8th Avenue, 45th Floor
New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(866) 329-4466

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	DDOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On December 12, 2024, Datadog, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $1 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2029 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $130 million principal amount of the Notes. The Notes are general unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated December 12, 2024 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will mature on December 1, 2029, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest and the principal amount of the notes will not accrete. Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding September 1, 2029 only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2025 (and only during such calendar quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; and (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after September 1, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, in multiples of $1,000 principal amount, at any time, regardless of the foregoing conditions. Upon conversion, the Company will satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions set forth in the Indenture.

The conversion rate for the Notes will initially be 4.5955 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $217.60 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 35% over the last reported sale price of the Common Stock of $161.19 per share on the Nasdaq Global Select Market on December 9, 2024. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the Notes prior to December 6, 2027. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation set forth in the Indenture), at its option, on or after December 6, 2027 if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or any of its significant subsidiaries (as defined in the Indenture) after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

•

failure by the Company to give (i) a notice of a fundamental change or make-whole fundamental change (as defined in the Indenture), in either case when due and such failure continues for four business days, or (ii) notice of certain specified corporate transactions when due and such failure continues for one business day;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or Indenture;

•

default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $150.0 million (or its foreign currency equivalent) in the aggregate for the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 60 days after written notice of such failure to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company or any of its significant subsidiaries, the principal of, and accrued and unpaid special interest, if any, on, all of the then outstanding Notes shall automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of default with respect to the Company or any of its significant subsidiaries occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right of holders to receive special interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries) unless: (1) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (2) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture and form of Global Note are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference (and this description is qualified in its entirety by reference to such documents).

Proceeds

The net proceeds from the Offering were $979.0 million, after deducting the initial purchasers’ discounts and commissions and the estimated Offering expenses payable by the Company. The Company used $100.9 million of the net proceeds from the Offering to pay the cost of the capped call transactions described below. In addition, the Company used approximately $196.8 million of the net proceeds from the Offering to repurchase for cash approximately $112.0 million in aggregate principal amount of its 0.125% Convertible Senior Notes due 2025 (the “2025 Notes”), including accrued and unpaid interest, concurrently with the pricing of the Notes in the Offering in privately negotiated transactions effected through one of the initial purchasers or one of its affiliates (the “Note Repurchase Transactions”). The Company intends to use the remainder of the net proceeds for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, although the Company does not currently have any plans for any such acquisitions or investments, additional repurchases or repayment of the 2025 Notes and working capital, operating expenses and capital expenditures.

Capped Call Transactions

On December 9, 2024, in connection with the pricing of the Notes, and on December 11, 2024, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers of the Notes or affiliates thereof and certain other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are generally expected to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $322.38 per share (which represents a premium of 100% over the last reported sales price of the Common Stock of $161.19 per share on the Nasdaq Global Select Market on December 9, 2024), and is subject to certain adjustments under the terms of the capped call transactions.

Unwind Transactions

In connection with the issuance of the 2025 Notes, the Company entered into capped call transactions (the “Existing Option Transactions”) with certain financial institutions (the “Existing Option Counterparties”). In connection with the Note Repurchase Transactions, the Company entered into an agreement (the “Unwind Agreement”) with one of the Existing Option Counterparties on December 10, 2024 to terminate a portion of the Existing Option Transactions in a notional amount corresponding to the number of shares of Common Stock underlying the 2025 Notes repurchased (such terminations, the “Unwind Transactions”). In connection with the Unwind Transactions and in accordance with the Unwind Agreement, the Company will receive cash as a termination payment in respect of the portion of the Existing Option Transactions that were unwound. The amount of cash that the Company will receive, which will be approximately $54.7 million, was based generally on the termination values of the unwound portions of such Existing Option Transactions.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Unwind Transactions is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement, dated December 9, 2024, among the Company and the representatives of the several initial purchasers named therein. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of Common Stock. Initially, a maximum of 6,203,800 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 6.2038 shares of Common Stock per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On December 9, 2024, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On December 9, 2024, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the Offering, the effects of the capped call transactions, the effects of the repurchase of the 2025 Notes and the capped call unwind transactions, and the Company’s expectations regarding the expected net proceeds from the Offering and use of those net proceeds. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “expect,” “intend,” “may,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from the Company’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in the Company’s filings and reports with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that the Company believes to be reasonable as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 12, 2024, between Datadog, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note representing Datadog, Inc.’s 0.00% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Form of Confirmation for Capped Call Transactions.

99.2	Press release dated December 9, 2024.

99.3	Press release dated December 9, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datadog, Inc.
Dated: December 12, 2024

	By:	/s/ David Obstler
David Obstler
Chief Financial Officer